Exhibit 5.1
[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]
December 11, 2006
Omrix Biopharmaceuticals, Inc.
630 Fifth Avenue, 22nd Floor
New York, New York 10111

Re:	Omrix Biopharmaceuticals, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:
     We have acted as special counsel to Omrix Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with (a) the public offering by the Company of up to 1,500,000 shares (the “Primary Shares”) of the Company’s common stock, par value $ 0.01 per share (the “Common Stock”); (b) the public offering by one or more selling stockholders of the Company (the “Selling Stockholders”) of up to 750,000 shares (the “Secondary Shares” and, together with the Primary Shares, the “Firm Shares”) of Common Stock; (c) up to an additional 168,750 shares of Common Stock by the Company (the “Company Option Shares”) subject to an over-allotment option; and (d) up to an additional 168,750 shares of Common Stock by a certain Selling Stockholder (the “Secondary Option Shares” and, together with the Company Option Shares, the “Option Shares”) subject to an over-allotment option. The Firm Shares and the Option Shares are collectively referred to herein as the “Securities.”
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Act”).
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-139094) of the Company, as filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Act and Pre-Effective Amendment No. 1 thereto (such Registration Statement being hereinafter referred to as the “Registration Statement”); (ii) the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and among the Company, as issuer, the Selling Stockholders and UBS Securities LLC, CIBC World Markets Corp. and Rodman & Renshaw, LLC, as representatives of the several underwriters named therein (the “Underwriters”), filed as Exhibit 1.1 to the Registration Statement; (iii) a specimen certificate representing the Common Stock; (iv) the Second Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect; (v) the Second Amended and Restated By-laws of the Company, as amended to date and currently in effect; and (vi) certain resolutions of the Board of Directors of the Company, relating to the issuance and sale of the Securities and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials. In rendering the opinions set forth in paragraph (b) below, we have assumed that the consideration recited in the resolutions of the Board of Directors of the Company approving the issuance of all such shares has been received in full by the Company.
     Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.
     Based upon and subject to the foregoing, we are of the opinion that:
     (a) When (i) the Registration Statement becomes effective under the Act; (ii) the Underwriting Agreement has been duly executed and delivered; and (iii) certificates representing the Primary Shares and the Company Option Shares (the “Company Securities”) in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement at a price per share not less than the per share par value of the Common Stock, the issuance and sale of the Company Securities will have been duly authorized, and the Company Securities will be validly issued, fully paid and nonassessable.
     (b) The Secondary Shares and the Secondary Option Shares have been validly issued and are fully paid and nonassessable.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Skadden, Arps, Slate, Meager & Flom LLP